Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
2200 E. Golf Road
Des Plaines, IL 60016

Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS

FIRST QUARTER 2004 RESULTS

DES PLAINES, IL, April 29, 2004 – United Stationers Inc. (NASDAQ: USTR) reported net sales for the first quarter ended March 31, 2004 of $988 million, compared with sales of $970 million for the first quarter of 2003.  Net income for the first quarter of 2004 was $23.4 million, compared with $12.7 million in the comparable period last year.  Diluted earnings per share for the first quarter of 2004 were $0.68, compared with $0.39 in the prior-year quarter.

During the first quarter of 2003, the company recorded charges related to the cumulative effect of a change in accounting principle of $6.1 million after tax, or $0.18 per diluted share, and for the early retirement of debt of $0.8 million ($0.5 million after tax), or $0.02 per diluted share.  Excluding these charges, diluted earnings per share for the first quarter of 2003 would have been $0.59. On that basis, this year’s $0.68 per diluted share represents a 15% increase.  A reconciliation of net income and diluted earnings per share on the basis of generally accepted accounting principles (GAAP) to the amounts excluding these charges is presented at the end of this release.

First Quarter Results

Sales for the first quarter of 2004 rose $17.6 million, or 1.8%, versus the same quarter last year.  This improvement reflected one additional selling day.  However, sales were negatively affected by a significant loss of volume from a customer at the company’s Canadian division.  The product categories of janitorial and sanitation supplies, office furniture, and technology products experienced modest sales growth over the first quarter of the prior year, while sales in traditional office products declined relative to the same period last year.

Gross margin as a percent of sales for the first quarter of 2004 increased to 14.9%, compared with 14.3% in the prior-year quarter.  Gross margin in the quarter benefited from: internal initiatives to reduce loss on damaged merchandise; initiatives to reduce net delivery expense; and an increase in manufacturers’ allowances resulting from enhanced supplier programs.  These improvements in gross margin were partially offset by a shift of volume toward lower-margin technology products.

-more-

United Stationers Inc. Reports First Quarter 2004 Results

Page two of nine

Operating expenses for the first quarter of 2004 were $108.2 million, or 10.9% of sales, compared with $103.5 million, or 10.7% of sales, in the same period last year.  Operating expenses in 2004 included additional costs related to building category management and operations teams, as well as cost increases related to health care and workers’ compensation.  The operating margin for the latest three months was 4.0%, compared to a 3.6% operating margin in the same quarter last year.

Cash Flow and Debt Reduction

The company’s net cash provided by operating activities totaled $4.1 million for the first quarter of 2004, versus $123.9 million in the first quarter of 2003.  Adjusting to exclude the effects of receivables sold under the company’s securitization program, net cash provided by operating activities for the first quarter of 2004 totaled $54.1 million, compared with $68.9 million in the first quarter of 2003.  On this adjusted basis, the 2004 results benefited from higher earnings and a smaller reduction in working capital compared with 2003.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this release.

Outstanding debt totaled $19.8 million at March 31, 2004, down $87.1 million from March 31, 2003.  Outstanding debt plus securitization financing totaled $120 million at March 31, 2004, a decline of approximately $147 million during the past 12 months.  Earnings, proceeds from the exercise of employee stock options and limited capital spending contributed to reduced debt levels. Adjusted debt-to-total capitalization (adjusted to include securitization financing) was 14.7% at March 31, 2004, compared with 31.7% in the prior year.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this release.

Stock Repurchase Activity

During the first quarter of 2004, the company purchased 75,000 shares of its common stock at a cost of $2.9 million.  The company currently has authorization from its Board of Directors to purchase an additional $24 million.  “We actively review our capital structure and alternative uses of our cash flow to provide value to our shareholders,” said Richard Gochnauer, president and chief executive officer.

Building a Platform for Growth

“Last year, we said our plan was to continue investing in people, systems infrastructure and marketing programs. We are working diligently to expand our sales opportunities in new channels and new product categories,” Gochnauer explained.  “We invested in a number of these areas during the first quarter and expect them to begin generating a return in the second half of this year.  This plan should provide United with a platform for growth to help reach our long-term financial goals: top-line increases that match or exceed the industry’s, and annual EPS growth of 12% to 15%.

-more-

United Stationers Inc. Reports First Quarter 2004 Results

Page three of nine

“Sales to date for the month of April 2004 are up slightly.  If the economy progresses in line with recent forecasts and a recovery generates sustained increases in employment, we would expect both sales and operating leverage to improve,” concluded Gochnauer.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, April 30, at 10:00 a.m. CT, to discuss its recent performance.  To participate, callers within the U.S. and Canada should dial (888) 662-9709 and international callers should dial (773) 756-0629 approximately 10 minutes before the presentation.  The passcode is “First Quarter Results”.  To listen to the Webcast via the Internet, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com at least 15 minutes before the event’s broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed.  This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following week.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to: the company’s ability to effectively manage its operations and to implement general cost-reduction initiatives; the company’s reliance on key suppliers and the impact of fluctuations in their pricing; variability in supplier allowances and promotional incentives payable to the company, based on inventory purchase volumes, attainment of supplier-established growth hurdles and supplier participation in the company’s annual and quarterly catalogs and other marketing programs, and the impact of such matters on the company’s gross margin; the company’s ability to anticipate and respond to changes in end-user demand; the impact of variability in customer demand on the company’s product offerings and sales mix and, in turn, on customer rebates payable, and supplier allowances earned, by the company and on the company’s gross margin; competitive activity and pricing pressures; reliance on key management personnel; acts of terrorism or war; and prevailing economic conditions and changes affecting the business products industry and the general economy.  For additional information on these and other factors, please see the reports filed by the company with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on forward-looking information contained in this news release.  The information in this news release is given as of this date only, and the company undertakes no obligation to revise or update it.

-more-

United Stationers Inc. Reports First Quarter 2004 Results

Page four of nine

Company Overview

United Stationers Inc., with annual sales of approximately $3.8 billion, is North America’s largest broad-line wholesale distributor of business products and a provider of marketing and logistics services to resellers.  Its integrated computer-based distribution systems make more than 40,000 items available to approximately 15,000 resellers.  United is able to ship products within 24 hours of order placement because of its 35 United Stationers Supply Co. distribution centers, 24 Lagasse distribution centers that serve the janitorial and sanitation industry, two Azerty distribution centers in Mexico that serve computer supply resellers, and two distribution centers that serve the Canadian marketplace.  Its focus on fulfillment excellence has given the company an average order fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

The company’s common stock trades on The NASDAQ Stock Market® under the symbol USTR.

-table follows-

United Stationers Inc. Reports First Quarter 2004 Results

Page five of nine

United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2004	2003

Net sales	$987,866	$970,220
Cost of goods sold	840,283	831,593

Gross profit	147,583	138,627

Operating expenses:
Warehousing, marketing and administrative expenses	108,245	103,529

Income from operations	39,338	35,098

Interest expense, net	629	3,226

Loss on early retirement of debt	—	808

Other expense, net	465	765

Income before income taxes and cumulative effect of a change in accounting principle	38,244	30,299

Income tax expense	14,865	11,515

Income before cumulative effect of a change in accounting principle	23,379	18,784

Cumulative effect of a change in accounting principle, net of tax benefit of $3,696	—	(6,108)

Net income	$23,379	$12,676

Net income per common share – assuming dilution:
Income before cumulative effect of a change in accounting principle	$0.68	$0.57
Cumulative effect of a change in accounting principle	—	(0.18)
Net income per common share – assuming dilution	$0.68	$0.39

Weighted average number of common shares – assuming dilution	34,461	32,740

-table continues-

United Stationers Inc. Reports First Quarter 2004 Results

Page six of nine

United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	March 31,		(audited)
	2004	2003	Dec. 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$16,723	$37,060	$10,307
Accounts receivable, net*	154,568	118,983	195,433
Retained interest in receivables sold, net	229,059	181,655	153,722
Inventories	495,689	511,171	539,919
Other current assets	25,708	24,883	25,943
Total current assets	921,747	873,752	925,324

Property, plant and equipment, net	153,328	174,717	157,716
Goodwill, net	182,327	180,934	182,474
Other	25,454	21,678	29,496
Total assets	$1,282,856	$1,251,081	$1,295,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,674	$347,753	$357,961
Accrued liabilities	125,238	134,951	135,604
Deferred credits	28,342	28,174	44,867
Current maturities of long-term debt	—	45	24
Total current liabilities	503,254	510,923	538,456

Deferred income taxes	21,465	17,741	21,624
Long-term debt	19,800	106,814	17,300
Other long-term liabilities	44,755	41,063	44,652
Total liabilities	589,274	676,541	622,032

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued – 37,217,814 shares in 2004 and 2003	3,722	3,722	3,722
Additional paid-in capital	330,142	313,751	329,787
Treasury stock, at cost – 3,369,659 shares in 2004 and 4,610,171 and 3,314,347 shares in March 31, 2003 and December 31, 2003, respectively	(85,515)	(102,483)	(82,863)
Retained earnings	454,016	370,311	430,637
Accumulated other comprehensive loss	(8,783)	(10,761)	(8,305)
Total stockholders’ equity	693,582	574,540	672,978
Total liabilities and stockholders’ equity	$1,282,856	$1,251,081	$1,295,010

*The March 31, 2004 and 2003 and December 31, 2003 accounts receivable balances do not include $100 million, $160 million and $150 million, respectively, of accounts receivable sold through a securitization program.

-table continues-

United Stationers Inc. Reports First Quarter 2004 Results

Page seven of nine

United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)  (unaudited)

	For the Three Months Ended March 31,
	2004	2003
Cash Flows From Operating Activities:
Net income	$23,379	$12,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,973	7,916
(Gain) loss on the sale of plant, property and equipment	(528)	16
Amortization of capitalized financing costs	180	1,038
Write down of assets held for sale	300	—
Cumulative effect of a change in accounting principle	—	6,108
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	40,760	39,193
(Increase) decrease in retained interest in receivables sold, net	(75,337)	9,986
Decrease in inventory	44,074	52,573
Increase in other assets	(636)	(240)
(Decrease) increase in accounts payable	(8,268)	13,719
Decrease in accrued liabilities	(10,240)	(2,610)
Decrease in deferred credits	(16,525)	(16,575)
(Decrease) increase in deferred taxes	(159)	682
Increase (decrease) in other liabilities	104	(568)
Net cash provided by operating activities	4,077	123,914

Cash Flows From Investing Activities:
Capital expenditures	(2,358)	(1,087)
Proceeds from the disposition of property, plant and equipment	4,702	26
Net cash provided by (used in) investing activities	2,344	(1,061)

Cash Flows From Financing Activities:
Retirements and principal payments of debt	—	(104,390)
Net borrowings under revolver	2,500	—
Issuance of treasury stock	595	1,579
Acquisition of treasury stock, at cost	(2,926)	—
Payment of employee withholding tax related to stock option exercises	(86)	(497)
Net cash provided by (used in) financing activities	83	(103,308)

Effect of exchange rate changes on cash and cash equivalents	(88)	89
Net change in cash and cash equivalents	6,416	19,634
Cash and cash equivalents, beginning of period	10,307	17,426
Cash and cash equivalents, end of period	$16,723	$37,060

-table continues-

United Stationers Inc. Reports First Quarter 2004 Results

Page eight of nine

United Stationers Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(unaudited)

Cash Flow
(in thousands)

	For the Three Months Ended March 31,
	2004	2003
Cash Flows From Operating Activities:
Net cash provided by operating activities	$4,077	$123,914
Excluding the change in accounts receivable sold	50,000	(55,000)
Net cash provided by operating activities excluding the effects of receivables sold	$54,077	$68,914

Cash Flows From Financing Activities:
Net cash provided by (used in) financing activities	$83	$(103,308)
Including the change in accounts receivable sold	(50,000)	55,000
Net cash used in financing activities including the effects of receivables sold	$(49,917)	$(48,308)

Note:  Net cash provided by operating activities excluding the effects of receivables sold, is presented as an additional liquidity measure.  Generally Accepted Accounting Principles (GAAP) require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows.  The company internally considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

Debt-to-Total Capitalization

($ in thousands)

	March 31,
	2004	2003	Change

Current maturities of long-term debt	$—	$45	$(45)
Long-term debt	19,800	106,814	(87,014)
Accounts receivable sold	100,000	160,000	(60,000)
Adjusted debt	119,800	266,859	(147,059)
Stockholders’ equity	693,582	574,540	119,042
Total capitalization	$813,382	$841,399	$(28,017)

Adjusted debt-to-total capitalization	14.7%	31.7%	-17.0%

Note:  Adjusted debt and adjusted debt-to-total capitalization is provided as an additional liquidity measure.  GAAP requires that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  The company internally considers accounts receivables sold to be a financing mechanism.  The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt-to-total capitalization on the same basis.

-table continues-

United Stationers Inc. Reports First Quarter 2004 Results

Page nine of nine

United Stationers Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

Net Income and Diluted EPS Excluding Charges (Net of Tax)

(unaudited; in thousands, except per share data)

	For the Three Months Ended March 31,
	2004	2003
Net income	$23,379	$12,676
Add: Loss on early retirement of debt, net of tax	—	501
Cumulative effect of a change in accounting principle, net of tax	—	6,108
Net income excluding charges	$23,379	$19,285

Diluted earnings per share under GAAP	$0.68	$0.39
Add: Loss on early retirement of debt, net of tax	—	0.02
Cumulative effect of a change in accounting principle, net of tax	—	0.18
Diluted EPS excluding charges	$0.68	$0.59
Weighted average number of common shares – diluted	34,461	32,740

Note:  Net income and diluted EPS excluding charges, are provided as additional financial measures.  GAAP requires that the loss on early retirement of debt and the cumulative effect of a change in accounting principle be included in net income.  The company believes, for comparative purposes, it is helpful to provide readers of its financial statements with net income excluding charges and diluted EPS excluding charges.

Net Capital Spending

(in thousands)

	For the Three Months Ended March 31,		Forecast Year Ending
	2004	2003	2004
Capital expenditures	$2,358	$1,087	$20,000
Proceeds from the disposition of property, plant and equipment	(4,702)	(26)	(10,000)

Net cash (provided by) used in investing activities	(2,344)	1,061	10,000
Capitalized software	686	394	5,000

Net capital spending	$(1,658)	$1,455	$15,000

Note: Net capital spending is provided as an additional measure of investing activities.  The company’s accounting policy is to include capitalized software in “Other Assets.”  GAAP requires that changes in “Other Assets” be included on the cash flow statements under the caption “Net Cash Provided by Operating Activities.”  The company internally measures its capital spending by including capitalized software.  The company believes that it is helpful to provide readers of its financial statements with this same information.

##